Securities and Exchange Commission
         Washington, D.C. 20549

         Gentlemen:

         We have read Item 5 of the Current Report on Form 10-QSB/A of Speedlane.com, Inc. F/k/a Plume Creek, Inc., for the quarter ended March 31, 2000, as filed on August 2, 2000, and we agree with the statement contained therein insofar as they pertain to our firm.




                                                   LeMaster & Daniels PLLC
                                                   Certified Public Accountants

         Spokane, Washington
         August 2, 2000